                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   __________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
               (Date of earliest event reported):  July 28, 1999


                                Advanstar, Inc.
                   ----------------------------------------
              (Exact Name of Registrant as Specified in Charter)


        Delaware                      333-57201                94-3243499
----------------------------        -------------         -------------------
(State or Other Jurisdiction         (Commission            (IRS Employer
   of Incorporation)                 File Number)         Identification No.)

      545 Boylston Street
     Boston, Massachusetts                                       02116
---------------------------------                         -------------------
(Address of Principal Executive                                (Zip Code)
          Offices)


      Registrant's telephone number, including area code:  (617) 267-6500

Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

     On July 28, 1999, Advanstar Communications Inc. (the "Company"), a wholly-owned subsidiary of Advanstar, Inc., completed its acquisition of certain assets of Larkin-Pluznick-Larkin, LLC, and LPL/Style Group, LLC, each a limited liability company organized under the laws of Delaware (collectively, "Larkin"). Larkin, headquartered in Newton,
     Massachusetts, is a producer, promoter and provider of trade shows for the fashion industry. The Company intends to integrate the acquired businesses of Larkin with the Company's existing operations.

     The aggregate purchase price for the transaction was approximately
     $133.0 million in cash. The source of the funds used in this acquisition was the Company's existing credit facility, (as amended concurrently with the acquisition to provide additional borrowing capacity to finance the acquisition) and this acquisition will be accounted for using the purchase method of accounting. The purchase price and terms for the transaction were determined in arms-length negotiations.

     This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about plans and objectives of management and market growth and opportunity. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. Important cautionary statements and risk factors that would affect actual results are discussed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, including those under the caption entitled "Factors That May Affect Future Results" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1999.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         -------------------------------------------------------------------

     (a) Financial Statements of the Tradeshow Business of Larkin-Pluznick-Larkin, Inc.:

          Report of Independent Accountants..............................................................     3
          Balance Sheet as of February 28, 1999 and May 31, 1999 (unaudited).............................     4
          Statements of Earnings and Comprehensive Income for the year ended
            February 28, 1999 and the six months ended May 31, 1999 (unaudited)..........................     5
          Statement of Owners' Net Investment for the year ended February 28, 1999.......................     6
          Statement of Cash Flows for the year ended February 28, 1999 and the
          six months ended May 31, 1999  (unaudited).....................................................     7
          Notes to Financial Statements..................................................................     8

     (b)  Unaudited Pro Forma Combined Financial Information:

          Unaudited Pro Forma Combined Balance Sheet as of June 30, 1999................................     16
          Unaudited Pro Forma Combined Statement of Operations for the year ended
            December 31, 1998...........................................................................     18
          Unaudited Pro Forma Combined Statement of Operations for the six months ended
            June 30, 1999...............................................................................     20

     (c)  Exhibits                                                                                           21

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Larkin-Pluznick-Larkin, Inc.:

In our opinion, the accompanying balance sheet and the related statements of earnings and comprehensive income, changes in owners' net investment, and cash flows present fairly, in all material respects, the financial position of The Tradeshow Business of Larkin-Pluznick-Larkin, Inc. (the "Business") at February 28, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Business's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

These financial statements reflect The Tradeshow Business of Larkin-Pluznick-Larkin, Inc., which is a component of Larkin-Pluznick-Larkin, Inc. (see Footnote
A). As disclosed in Footnote I, on May 27, 1999, Larkin-Pluznick-Larkin, Inc. signed a letter of intent to sell substantially all of the assets of the Business.



June 21, 1999

                           THE TRADESHOW BUSINESS OF
                         LARKIN-PLUZNICK-LARKIN, INC.

                                 BALANCE SHEET

                                                            February 28,           May 31,
                                                               1999                 1999
                                                            -----------          -----------
                                    ASSETS                                       (Unaudited)
Current assets:
  Cash and cash equivalents (Note B)                        $ 2,223,464          $ 2,642,032
  Available-for-sale securities (Note C)                      2,309,710            2,299,255
  Accounts receivable, less allowance of $28,966                227,151              215,588
  Receivables from related parties                               62,596               63,285
  Prepaid expenses (Note B)                                   2,008,258            1,023,568
                                                            -----------          -----------
     Total current assets                                     6,831,179            6,243,728

Property and equipment, at cost (Note B):
  Data processing and printing equipment                      1,877,691            1,997,736
  Capitalized software                                          707,028              733,230
  Office furniture and equipment                                763,419              787,090
  Leasehold improvements                                        517,880              525,507
                                                            -----------          -----------
                                                              3,866,018            4,043,563
  Less accumulated depreciation and amortization (Note B)     2,395,949            2,470,883
                                                            -----------          -----------
                                                              1,470,069            1,572,680

Other noncurrent assets:
  Trademark, less accumulated amortization of $6,666              3,334                2,834
  Goodwill and other intangible assets, less
    accumulated amortization of $124,110 (Notes B and D)      2,857,332            2,773,448
                                                            -----------          -----------
  Other investments                                             132,000              154,000
                                                            -----------          -----------
                                                              2,992,666            2,930,282
                                                            -----------          -----------
     Total assets                                           $11,293,914          $10,746,690
                                                            ===========          ===========

                    LIABILITIES AND OWNERS' NET INVESTMENT
Current liabilities:
  Accounts payable and accrued expenses                       1,910,828            2,164,701
  Payable to related parties (Note H)                           643,158              616,353
  Deferred income (Note B)                                    3,989,251              653,181
  Dividends payable                                             600,000                    -
  Accrued state income taxes (Note E)                           766,005              633,656
                                                            -----------          -----------
     Total current liabilities                                7,909,242            4,067,891

Noncurrent liabilities:
  Payable to owners (Note H)                                  3,586,183            3,586,183

Commitments (Note F)

Net contribution from owners                                      3,044                3,044
Accumulated other comprehensive income                          (25,314)             (25,314)
Retained earnings (deficit)                                    (179,241)           3,114,886
                                                            -----------          -----------
     Total owners' net investment                              (201,511)           3,092,616
                                                            -----------          -----------
       Total liabilities and owners' net investment         $11,293,914          $10,746,690
                                                            ===========          ===========

   The accompanying notes are an integral part of the financial statements.

                           THE TRADESHOW BUSINESS OF
                         LARKIN-PLUZNICK-LARKIN, INC.
                STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME

                                                                                                  Year ended          Six months
                                                                                                 February 28,            ended
                                                                                                     1999            May 31, 1999
                                                                                                 ------------        ------------
                                                                                                                      (unaudited)

Revenues, net of agency discounts                                                                $ 34,829,437        $ 21,758,037

Direct costs                                                                                       13,765,130           8,168,924
                                                                                                  -----------         -----------

                                                                                                   21,064,307          13,589,113

Operating expenses                                                                                 15,706,595          11,094,086
                                                                                                  -----------         -----------

      Earnings from operations                                                                      5,357,712           2,495,027

Other income (expense):
  Interest income                                                                                     355,535              62,280
  Interest expense                                                                                   (302,870)           (157,127)
  Miscellaneous income                                                                                 42,986             137,566
                                                                                                  -----------         -----------

      Earnings before state income taxes                                                            5,453,363           2,537,746

State income taxes                                                                                    325,370             172,147
                                                                                                  -----------         -----------

      Net earnings                                                                                $ 5,127,993         $ 2,365,599
                                                                                                  ===========         ===========

Other comprehensive income:
  Unrealized gains on securities available for sale:
    Unrealized gain (loss) arising during period                                                       92,117              92,117
    Less:  reclassification adjustment for losses included in net income                               63,380              63,380
                                                                                                  -----------         -----------

      Total other comprehensive income                                                                 28,737              28,737
                                                                                                  -----------         -----------

        Comprehensive income                                                                      $ 5,156,730         $ 2,394,336
                                                                                                  ===========         ===========

   The accompanying notes are an integral part of the financial statements.

                           THE TRADESHOW BUSINESS OF
                         LARKIN-PLUZNICK-LARKIN, INC.

                STATEMENT OF CHANGES IN OWNERS' NET INVESTMENT

                     for the year ended February 28, 1999

                                                                Accumulated
                                                                   Other               Retained              Total
                                     Net Contribution          Comprehensive           Earnings           Owners' Net
                                        From Owners            Income (Loss)           (Deficit)          Investment
                                     ----------------          -------------         ------------         -----------
Balance at February 28, 1998              $34,402                $(54,051)            $ 2,417,559         $ 2,397,910

Change in other
   comprehensive income                                            28,737                                      28,737

Stock redemption (Note H)                 (31,358)                                     (4,826,698)         (4,858,056)

Capital funding of subsidiaries                                                          (498,095)           (498,095)

Net earnings for period                                                                 5,127,993           5,127,993

Dividends declared                                                                     (2,400,000)         (2,400,000)
                                          -------                --------             -----------         -----------

Balance at February 28, 1999              $ 3,044                $(25,314)            $  (179,241)        $  (201,511)
                                          =======                ========             ===========         ===========

   The accompanying notes are an integral part of the financial statements.

                           THE TRADESHOW BUSINESS OF
                         LARKIN-PLUZNICK-LARKIN, INC.
                            STATEMENT OF CASH FLOWS

                                                                                          Year ended          Six months
                                                                                         February 28,           ended
                                                                                             1999            May 31, 1999
                                                                                         ------------        ------------
                                                                                                             (unaudited)
Cash flows from operating activities:
  Net earnings                                                                           $ 5,127,993         $ 2,365,599
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Amortization and depreciation                                                            573,767             335,612
    Realized (gain) loss on available-for-sale securities                                     63,380              (9,774)
    Bad debt expense                                                                          17,153              15,710
    Change in assets and liabilities:
      Accounts receivable                                                                   (381,337)            (32,085)
      Related party receivables                                                               16,161             391,250
      Prepaid expenses                                                                       324,602             580,824
      Accounts payable and accrued expenses                                                1,148,678           1,248,704
      Deferred income                                                                     (1,198,330)         (3,528,080)
      Accrued state income taxes                                                             156,678             376,758
                                                                                         ------------         -----------
        Net cash provided by operations                                                    5,848,745           1,744,518

Cash flows from investing activities:
  Purchases of available-for-sale securities                                                (907,163)           (115,520)
  Proceeds from sales of available-for-sale securities                                     1,308,373             728,381
  Purchase of property and equipment                                                        (460,002)           (307,637)
  Capital funding of subsidiaries                                                           (498,095)           (691,654)
  Purchase of acquired company, net of cash acquired                                      (2,986,442)                  -
  Purchases of other investments                                                             (22,000)            (22,000)
                                                                                         ------------         -----------
        Net cash used in investing activities                                             (3,565,329)           (408,430)

Cash flows from financing activities:
  Dividends paid                                                                          (2,400,000)            (600,000)
  Payment of liability associated with stock redemption                                   (1,271,873)          (1,271,873)
  Related party payables                                                                     643,158              616,353
                                                                                         ------------         -----------
        Net cash used in financing activities                                             (3,028,715)          (1,255,520)
                                                                                         ------------         -----------
        Net decrease in cash and cash equivalents                                           (745,299)              80,568

Cash and cash equivalents at beginning of year                                             2,968,763            2,561,464
                                                                                         ------------         -----------
Cash and cash equivalents at end of year                                                 $ 2,223,464          $ 2,642,032
                                                                                         ============         ===========
-----------         -----------

Supplemental disclosures of cash flow information:
  Cash paid during the year:
    Income taxes                                                                            $357,750                    -
    Interest paid                                                                           $305,547                    -

   The accompanying notes are an integral part of the financial statements.

                           THE TRADESHOW BUSINESS OF
                         LARKIN-PLUZNICK-LARKIN, INC.

                         NOTES TO FINANCIAL STATEMENTS

A. Nature of Business:
   ------------------

   The Tradeshow Business of Larkin-Pluznick-Larkin, Inc. (the "Business") is a producer of various trade shows and a related publication that pertain to the women's clothing, children's clothing and fabric industries. These events take place in the United States. The Business has been carved out from its parent, Larkin-Pluznick-Larkin, Inc. (the "Company"). The Company's consolidated financial statements include the Business, two additional publications ("School Band and Orchestra" and "Musical Merchandise Review") and three wholly-owned subsidiaries (EasySoft, Clearlink and TSNN). These financial statements of the Business reflect the financial position, results of operations and cash flows of the tradeshow business and its related publication (Accent).


B. Summary of Accounting Policies:
   ------------------------------

   A summary of significant accounting policies applied in the preparation of the accompanying financial statements follows:

     Basis of Presentation

     The financial statements do not include the assets, liabilities, owners' net investment, results of operations and cash flows applicable to two publications ("School Band and Orchestra" and "Musical Merchandise Review") that are being retained by the current owners. In addition, the financial statements do not include the Company's three wholly-owned subsidiaries.

     The statement of operations does not include certain costs and expenses allocated to the two publications and the three wholly-owned subsidiaries being retained by the current owners. These costs and expenses have been allocated based on management's estimates of the cost of services provided to the publications by the Company. Such costs include production costs and general and administrative expenses. Such allocations are based on either a direct pass through or a percentage of total costs for the services provided based on factors such as headcount, square footage and sales. Management believes that these allocations are based on assumptions that are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses which would have resulted if the publications had been operated as a separate entity.

     The Company's three wholly-owned subsidiaries are operated as separate, independent entities of The Tradeshow Business of Larkin-Pluznick-Larkin, Inc. and the two publications. Accordingly, the Company's costs and expenses were not shared with the three subsidiaries and did not require allocations in the preparation of the financial statements of the Business. The financial statements of the Business are derived from the historic books and records of the Company.

     The Company and the Business have no external borrowings. An allocation has been made of the interest expense incurred in connection with the stock redemption described in Note H based on the relative sales of the Business compared to the sales of the Company. The Business's

                           THE TRADESHOW BUSINESS OF
                         LARKIN-PLUZNICK-LARKIN, INC.

                   NOTES TO FINANCIAL STATEMENTS, CONTINUED

     balance sheet included 100% of the activity related to the owners' stock redemption and dividend distributions and accruals. The owners' net investment has been reduced by the net assets of the two publications and the three wholly-owned subsidiaries of the Company that are being retained by the current owners.

     Cash and Cash Equivalents

     For the purposes of the statement of cash flows, the Business considers all highly liquid debt instruments purchased with a maturity of three months or less at time of purchase to be cash equivalents.

     Available-for-Sale Securities

     Investments are stated at fair value as reported by the investment custodians. All investments are designated as available-for-sale in accordance with the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and, as such, unrealized gains and losses are reported as a separate component of comprehensive income and realized gains and losses are included in the statement of earnings.

     The Business may experience fluctuations in the realized and unrealized gains and losses on investments from one year to the next due to trends in interest rates.

     Risk and Uncertainties

     The Business maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Also, certain cash and available-for-sale investment amounts are held in an institutional account managed by a large money management firm. The Business believes it is not exposed to any significant credit risk on cash and cash equivalents or available-for-sale investments.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Prepaid Expenses

     Prepaid expenses consist primarily of direct costs relating to future shows including deposits, marketing, insurance and postage.

                           THE TRADESHOW BUSINESS OF
                         LARKIN-PLUZNICK-LARKIN, INC.

                   NOTES TO FINANCIAL STATEMENTS, CONTINUED

     Property and Equipment

     Property and equipment are stated at cost. Upon retirement or disposition, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of net earnings.

     Depreciation

     Depreciation is computed over the estimated useful lives using a combination of straight-line and accelerated methods. The estimated useful lives of property and equipment are as follows:

                                                  Years
                                                  ------

       Data processing and printing equipment       5 - 7
       Capitalized software                         5
       Office furniture and equipment               5 - 7
       Leasehold improvements                    31.5 - 39

     Intangible Assets

     Intangible assets consist principally of goodwill and trademarks and are amortized on a straight-line basis over periods of 4 to 10 years.

     Impairment of Long-Lived Assets

     The Business reserves for the impairment of long-lived and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. All impairment losses would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The Business has not identified any such impairment losses.

     Revenue Recognition and Deferred Income

     The Business recognizes show revenue upon completion of a show and recognizes publication income when the issue is mailed. Deferred income principally represents advance payments received, net of discounts, for booth space in trade shows to be held in the next fiscal year.

     Comprehensive Income

     In 1999, the Business adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." This statement established rules for reporting comprehensive income and its components. Comprehensive income consists of net income and unrealized appreciation (depreciation) on available-for-sale securities and is presented in the consolidated statements of earnings and comprehensive income. The adoption of SFAS No. 130 had no impact on net earnings or owners' net investment.

                           THE TRADESHOW BUSINESS OF
                         LARKIN-PLUZNICK-LARKIN, INC.

                   NOTES TO FINANCIAL STATEMENTS, CONTINUED

     Recent Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information."
     This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Business has determined that it does not have any separately reportable business segments as of February 28, 1999.

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-1, "Software for Internal Use," which provides guidance on accounting for the cost of computer software developed or obtained for internal use. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The Business does not expect that the adoption of SOP No. 98-1 will have a material impact on its financial statements.

     In June 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities," which requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction. Management of the Business does not expect a material impact on its results of operations or financial position resulting from the adoption of SFAS 133 because the Business currently does not hold derivative instruments.


C.  Available-for-Sale Securities:
    -----------------------------

    The Business accounts for its short-term investments in accordance with the provisions of Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." At February 28, 1999, the cost of available-for-sale securities, which principally consist of municipal bonds and equities, was $2,335,024. The maturities of available-for-sale securities held at February 28, 1999, are approximately $177,000 within one year, $372,000 from one to five years, $400,000 from five to ten years, and $1,125,000 greater than ten years. All available-for-sale investments are classified as current assets consistent with their use.

                           THE TRADESHOW BUSINESS OF
                         LARKIN-PLUZNICK-LARKIN, INC.

                   NOTES TO FINANCIAL STATEMENTS, CONTINUED

D.  Intangible Assets:
    -----------------

    On January 17, 1996 the Company, on behalf of the Business, acquired the trademark, "TAG, the accessory and garment leather show" ("TAG"), denoting a trade show sponsored by Leather Industries of America, Inc. The purchase price for TAG consists of $10,000 in cash plus a percentage of gross deposits and fees.

    Capitalized costs for the TAG purchase at February 28, 1999 include the following:


     Trademark                                      $10,000
     Less accumulated amortization                   (6,666)
                                                    -------

     Net intangible asset                           $ 3,334
                                                    =======

    On July 30, 1998 the Company, on behalf of the Business, acquired the assets of Style Industrie ("Style") for $1,400,000. Additionally, the asset purchase agreement provided for the Company to pay the following amounts to the former owner of Style: (i) one-third of revenue from the September 1998 show, (ii) $150,000 if the September 1998 show revenue exceeded $1,500,000,
    (iii) one-third of revenue from the February 1999 show, and (iv) $150,000 if the February 1999 show revenue exceeded $1,500,000. In total, the Company made additional payments of $1,586,442 related to the purchase of Style. Therefore, the total purchase price for Style was $2,986,442 which was allocated primarily to goodwill, as well as to a covenant not to compete and intellectual property.


E.  Federal and State Income Taxes:
    ------------------------------

    The Business is not a separate taxable entity for federal, state or local income tax purposes and its taxable income is included in the consolidated Larkin-Pluznick-Larkin, Inc. tax returns. The Business accounts for income taxes under the separate return method in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes."

    Pursuant to an election under Subchapter S of the Internal Revenue Code, net earnings pass through to the Company's stockholders for federal tax purposes. The financial statements of the Business are prepared as if the Business is also a Subchapter S. Accordingly, no provisions have been made for federal income taxes in the financial statements of the Business. For state income tax purposes, the Company is taxed at the corporate level in California and New York City and at the corporate and individual levels in Massachusetts and New York State. This Business has prepared its provision using the same assumptions for state income tax purposes.

    The provision for income taxes is determined in accordance with the provisions of SFAS 109, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect from the year in which the differences are expected to reverse.

                           THE TRADESHOW BUSINESS OF
                         LARKIN-PLUZNICK-LARKIN, INC.

                   NOTES TO FINANCIAL STATEMENTS, CONTINUED

F.  Commitments and Contingency:
    ---------------------------

    The Company, on behalf of the Business, has contracted to lease a convention center on dates specified for future shows. The future liability at February 28, 1999, for these leases through October 1999, was $1,308,020, of which $687,084 was on deposit as of February 28, 1999. Lease payments are payable regardless of whether or not the convention space is used during the lease period. Rent expense related to the convention center was $1,773,360 for the year ended February 28, 1999.

    The Company, on behalf of the Business, leases office space in Newton, Massachusetts, New York City, and Los Angeles. These leases expire on various dates through December 2002. Rent expense for office space, including lease escalation expenses, was $709,363 for the year ended February 28, 1999.

    Total minimum rental payments and lease commitments, including convention space, are as follows:

                             Convention         Office
      Fiscal Year              Space             Space          Total
     -------------           ----------       ----------     ----------

         1999                $1,308,020       $  591,224     $1,899,244
         2000                                    509,361        509,361
         2001                                    555,223        555,223
         2002                                    471,152        471,152
                             ----------       ----------     ----------

                             $1,308,020       $2,126,960     $3,434,980
                             ==========       ==========     ==========

G.  Employee Benefit Plans:
    ----------------------

    The Company maintains a 401(k) Profit Sharing and Savings Plan (the "Plan"), which is a defined contribution plan with a 401(k) provision. Employees of the Business participate in the Company's Plan. The Plan is a voluntary program in which employees who meet certain requirements can contribute up to 15% of their gross annual salary subject to certain IRS limitations. The Business will match 25% of the first 8% of its employee contributions. In addition, the Business, at its option, may make a discretionary contribution. The Business did make discretionary contributions for its employees of approximately $102,000 in 1999, and total pension expense under the Plan was approximately $147,000 in 1999 for the Business.

                           THE TRADESHOW BUSINESS OF
                         LARKIN-PLUZNICK-LARKIN, INC.

                   NOTES TO FINANCIAL STATEMENTS, CONTINUED


H.  Stock Redemption:
    ----------------

    On March 1, 1998, the Company redeemed 13,608 shares of non-voting common stock from three of the seven shareholders of the Company. This transaction leaves the remaining number of shares outstanding at 14,392, which are owned equally by the seven shareholders. In return for the redeemed shares, the Company issued five-year notes totaling $4,858,056 and bearing interest of 7% per year to the three shareholders. The notes require interest to be paid each year beginning in February 1999 and the principal to be paid in February 2003, however, principal payments can be made at any time during the five year period without a penalty. During 1999, the Company made principal and interest payments to the three shareholders in the amounts of $1,271,873 and $305,549, respectively, leaving a remaining balance of $3,586,183. This amount is presented as payable to owners on the balance sheet of the Business. In order to partially fund these payments, three other shareholders of the Company loaned money to the Company. This amount of $622,466 has been included in the payable to related parties on the balance sheet of the Business.


I.  Subsequent Events:
    -----------------

    On May 27, 1999, the Company signed a letter of intent to sell substantially all of the assets of the Business to Advanstar, Inc. for $140 million.

                         UNAUDITED PRO FORMA COMBINED
                             FINANCIAL INFORMATION

     The unaudited pro forma combined balance sheet as of June 30, 1999 includes the historical accounts of Advanstar at June 30, 1999 and Larkin at May 31, 1999 and gives effect to the Larkin acquisition as if it had occurred on June 30, 1999. The unaudited pro forma combined statement of operations for the year ended December 31, 1998 includes the historical operations of Advanstar and gives effect to the Larkin acquisition as if it had occurred on January 1, 1998. The unaudited pro forma combined statement of operations for the six months ended June 30, 1999 includes the historical operations of Advanstar and gives effect to the Larkin acquisition as if it had occurred on January 1, 1999.

     The unaudited pro forma combined financial information has been prepared by the management of Advanstar and has been derived from the historical statements of operations and balance sheets of Advanstar and Larkin. We have accounted for the Larkin acquisition under the purchase method of accounting.

     On July 28, 1999 we acquired the trade show business and certain other assets from Larkin-Pluznick-Larkin, Inc., for cash consideration of approximately $127.0 million and two promissory notes in the aggregate of approximately $6.0 million..

     The unaudited pro forma combined financial information is not designed to represent and does not represent what Advanstar's results of operations actually would have been had the aforementioned transaction been completed as of the dates indicated, or to project Advanstar's results of operations for any future period. The Pro Forma Adjustments are based on available historical financial information and should be read in conjunction with the financial statements and accompanying notes thereto.

     When you read the unaudited combined pro forma balance sheet as of June 30, 1999 presented in the table below, please consider the following about the pro forma adjustments:

     . Cash and cash equivalents, available for sale securities and property, plant & equipment represent the elimination of Larkin's historical balances which were excluded from the assets acquired;

     . goodwill and other intangible assets represent the preliminary allocation of the aggregate purchase price of the Larkin acquisition as follows (in millions):

        Historical net book value of net assets acquired         $    650
                                                                 --------
        Excess purchase prices over net liabilities assumed
          (allocated to goodwill and intangible assets            132,350
        Aggregate purchase price                                 $133,000
                                                                 ========

        The excess purchase price over net liabilities assumed is partially offset by the elimination of Larkin's historical goodwill and other intangible assets.

        Goodwill and intangible assets will be amortized on a straight line basis over 23 years. After giving effect to the pro forma adjustments, at June 30, 1999, goodwill represented 79.3% of total pro forma assets;

     . accounts payable, payable to related parties and income taxes payable represent the elimination of Larkin's historical balances which were excluded from the liabilities assumed;

     . long-term debt represents incremental borrowings to finance the Larkin acquisition;

     . common stock, retained earnings and accumulated other comprehensive income represent the elimination of the historical capital accounts and accumulated earnings of Larkin.

                           UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                      AS OF JUNE 30, 1999

                                                                                         Pro forma
                                                          Advanstar        Larkin       Adjustments     Pro forma
                                                          ---------        ------       -----------     ---------
                   ASSETS
CURRENT ASSETS
      Cash and cash equivalents                          $  14,530       $  2,642       $  (2,642)     $  14,530
      Available for sale securities                              -          2,299          (2,299)             -
      Accounts receivable, net                              30,944            279               -         31,223
      Prepaid expenses                                      11,890          1,024               -         12,914
      Other                                                  1,093              -               -          1,093
                                                         --------------------------------------------------------
           Total current assets                             58,457          6,244          (4,941)        59,760

PROPERTY, PLANT AND EQUIPMENT, net                          15,297          1,573          (1,573)        15,297
GOODWILL AND OTHER INTANGIBLES, net                        569,580          2,930         129,420        701,930
                                                         --------------------------------------------------------
                                                         $ 643,334       $ 10,747       $ 122,906      $ 776,987
                                                         ========================================================

      LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
      Current maturities of long-term debt               $  12,965       $      -       $       -      $  12,965
      Accounts payable                                      14,362          2,165          (2,165)        14,362
      Payable to related parties                                 -          4,202          (4,202)             -
      Accrued compensation                                   6,308              -               -          6,308
      Income taxes payable                                   2,136            634            (634)         2,136
      Other accrued liabilities                             10,137              -               -         10,137
      Deferred revenue                                      48,611            653               -         49,264
                                                         --------------------------------------------------------
           Total current liabilities                        94,519          7,654          (7,001)        95,172

LONG-TERM DEBT, net of current maturities                  393,152              -         133,000        526,152
OTHER LONG-TERM LIABILITIES                                  2,350              -               -          2,350
MINORITY INTEREST                                           17,990              -               -         17,990
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY
      Common stock                                             336              3              (3)           336
      Capital in excess of par                             187,588              -               -        187,588
      Retained earnings (deficit)                          (47,300)         3,115          (3,115)       (47,300)
      Accumulated other comprehensive income (loss)         (5,301)           (25)             25         (5,301)
                                                         --------------------------------------------------------
           Total stockholder's equity                      135,323          3,093          (3,093)       135,323
                                                         --------------------------------------------------------
                                                         $ 643,334       $ 10,747       $ 122,906      $ 776,987
                                                         ========================================================

     When you read the unaudited combined pro forma statement of operations data for the year ended December 31, 1998 presented in the table below, please consider that the results of operations of Larkin represent the results for the 12 months ended February 28, 1999.

     When you read the table below for the year ended December 31, 1998, you should consider the following pro forma adjustments:

     . gross profit represents the elimination of $0.3 million of show contractor costs in connection with the Larkin acquisition. These costs will be eliminated as a result of the acquisition.

     .  general and administrative expenses represent the elimination of
        (1)$6.0 million of shareholder payments to certain shareholders of Larkin-Pluznik-Larkin, Inc., that will not recur following our acquisition of Larkin, (2) $0.9 million of other non-recurring costs related to our acquisition of Larkin;

     . depreciation and amortization represent the incremental amortization of goodwill arising from the Larkin acquisition; we are amortizing this goodwill on a straight line basis over 23 years;

     . interest income (expense), net represents incremental interest expense on borrowing under our credit facility to finance the Larkin acquisition as if it had been completed on January 1, 1998.

     When reading the other financial data presented in the table below, you should also consider the following:

     . we define EBITDA as operating income plus amortization and depreciation;

     . our calculation of EBITDA may not be comparable to other companies' calculations;

     . EBITDA does not represent, and should not be considered, an alternative to net income or cash flow from operations; and

     . EBITDA does not take into account our working capital requirements, debt service requirements and other commitments and does not necessarily indicate amounts that may be available to us for discretionary uses.

We have included this data in the table below because we believe that EBITDA provides useful information regarding our ability to service and/or incur indebtedness. Our lenders have indicated that the amount of indebtedness we will be permitted to incur will be based, in part, on our EBITDA.

                         UNAUDITED PRO FORMA COMBINED
                            STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                       Pro forma
                                                        Advanstar        Larkin       Adjustments      Pro forma
                                                        ---------        ------       -----------      ---------
Statement of Operations:
Net Revenue                                             $ 259,825       $ 34,829      $        -       $ 294,654
Gross profit                                               90,790         21,064             333         112,187

General and administrative expenses                        33,486         15,133          (6,886)         41,733
Non-cash stock option compensation                          3,397                                          3,397
Depreciation and amortization                              51,331            574           5,629          57,534
                                                        ---------       --------       ---------       ---------
Operating income (loss)                                     2,576          5,357           1,590           9,523

Interest income (expense), net                            (27,862)            53         (10,244)        (38,053)
Other income (expense), net                                (1,886)            43               -          (1,843)
                                                        ---------       --------       ---------       ---------
Income (loss) before income taxes                         (27,172)         5,453          (8,654)        (30,373)

Provision for income taxes                                  1,264            325               -           1,589
                                                        ---------       --------       ---------       ---------
Net income (loss)                                       $ (28,436)      $  5,128        $ (8,654)      $ (31,962)
                                                        =========       ========       =========       =========

Net income (loss) per share, diluted)                   $   (0.96)                                     $   (1.08)
                                                        =========                                      =========

Weighted average shares outstanding, diluted               29,652                                         29,652

Other Financial Data:
EBITDA                                                  $  53,828       $  5,931        $  7,219       $  66,978
EBITDA Margin                                               20.7%          17.0%                           22.7%
Non-cash stock option compensation                      $   3,397                                      $   3,397
Depreciation and amortization                              51,823       $    574        $  5,629          58,026
Capital expenditures                                        4,154            460                           4,614


Set forth below is a reconciliation of operating income to EBITDA for the periods indicated:

                                                                                       Pro forma
                                                        Advanstar        Larkin       Adjustments      Pro forma
                                                        ---------        ------       -----------      ---------
Operating income (loss)                                 $   2,576       $  5,357        $  1,590       $   9,523
Depreciation and amortization                              51,823            574           5,629          58,026
Minority interest                                            (571)             -               -            (571)
                                                        ---------       --------       ---------       ---------
EBITDA                                                  $  53,828        $ 5,931        $  7,219       $  66,978
                                                        =========       ========       =========       =========

     When you read the unaudited combined pro forma statement of operations for the six month period ended June 30, 1999 presented in the table below, please consider that Larkin's results of operations represent results of operations for the six months ended May 31, 1999. The three months period ended February 28, 1999 included in the six month period ended May 31, 1999 are also included in the unaudited pro forma combined statement of operations for the year ended December 31, 1998.

     When you read the table below for the six month period ended June 30, 1999, you should consider the following about the pro forma adjustments:

     . gross profit represents the elimination of $0.2 million of show contractor costs in connection with the Larkin acquisition. These costs will be eliminated as a result of the acquisition;

     . general and administrative expenses represent the elimination of (1) $4.4 million of shareholder payments to certain shareholders of Larkin-Pluznik-Larkin, Inc., that will not recur following our acquisition of Larkin, (2) $0.7 million of other non-recurring costs related to our acquisition of Larkin;

     . depreciation and amortization represent the incremental amortization of goodwill arising from the Larkin acquisition; we are amortizing this goodwill on a straight line basis over 23 years;

     . interest income (expense), net represents incremental interest expense on borrowing under our credit facility to finance the Larkin acquisition as if it had been completed on January 1, 1999.

     When reading the other financial data presented in the table below, you should also consider the following:

     .  we define EBITDA as operating income plus amortization and depreciation;

     . our calculation of EBITDA may not be comparable to other companies' calculations;

     . EBITDA does not represent, and should not be considered, an alternative to net income or cash flow from operations; and

     . EBITDA does not take into account our working capital requirements, debt service requirements and other commitments and does not necessarily indicate amounts that may be available to us for discretionary uses.

     We have included this data in the table below because we believe that EBITDA provides useful information regarding our ability to service and/or incur indebtedness. Our lenders have indicated that the amount of indebtedness we will be permitted to incur will be based, in part, on our EBITDA.

                         UNAUDITED PRO FORMA COMBINED
                            STATEMENT OF OPERATIONS
                 FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1999

                                                                                       Pro forma
                                                          Advanstar      Larkin       Adjustments     Pro forma
                                                          ---------      ------      -------------    ---------
Statement of Operations:
Net Revenue                                               $170,174       $ 21,758     $         -     $ 191,932
Gross profit                                                64,224         13,589             217        78,030

General and administrative expenses                         20,015         10,758          (5,124)       25,649
Non-cash stock option compensation                           4,695              -               -         4,695
Depreciation and amortization                               20,955            336           2,815        24,106
                                                          ---------      --------      -----------     ---------
Operating income (loss)                                     18,559          2,495           2,526        23,580

Interest income (expense), net                             (17,391)           (95)         (5,075)      (22,561)
Other income (expense), net                                    (29)           138               -           109
                                                          ---------      --------      -----------     ---------
Income (loss) before income taxes                            1,139          2,538          (2,549)        1,128

Provision for income taxes                                     694            172               -           866
                                                          ---------      --------      -----------    ---------
Net income (loss)                                         $    445      $   2,366         $(2,549)    $     262
                                                          =========      ========      ===========    ==========

Net income (loss) per share, diluted                      $   0.01                                    $    0.01
                                                          =========                                   ==========

Weighted average shares outstanding, diluted                34,525                                       34,525


Other Financial Data:
EBITDA                                                    $ 39,457      $   2,831         $ 5,341     $  47,629
EBITDA Margin                                                23.2%          13.0%                         24.8%
Non-cash stock option compensation                        $  4,695      $       -         $     -     $   4,695
Depreciation and amortization                               21,248            336           2,815        24,399
Capital expenditures                                         3,138            308               -         3,446

Set forth below is a reconciliation of operating income to EBITDA for the periods indicated:

                                                                  Six month period ended June 30, 1999
                                                          ----------------------------------------------------
                                                                                       Pro forma
                                                          Advanstar      Larkin       Adjustments     Pro forma
                                                          ---------      ------      -------------    ---------
Operating income (loss)                                   $ 18,559      $ 2,495           $ 2,526     $  23,580
Depreciation and amortization                               21,248          336             2,815        24,399
Minority interest                                             (350)          -                 -           (350)
                                                          ---------      ------      -------------    ---------
EBITDA                                                    $ 39,457      $ 2,831           $ 5,341     $  47,629
                                                          =========      ======      =============    =========

Item 7.   (c)  Exhibits

          Exhibit No.     Description
          -----------     -----------
          2.1             Asset Purchase Agreement, dated as of July 1, 1999, by and among
                          Advanstar Communications Inc.; Larkin-Pluznick-Larkin, LLC;
                          LPL/Style Group, LLC; Larkin-Pluznick-Larkin Company; the
                          Andrew J. Larkin Stock Trust; the David Larkin Stock Trust;
                          the Jonathan Larkin Stock Trust; the Susan J. Larkin Stock
                          Trust; Alan B. Larkin; Andrew J. Larkin; David Larkin;
                          Harold S. Larkin; Jonathan Larkin; Susan J. Larkin; and
                          Selma Pluznick.*

          99.1            Press release of the Company dated July 12, 1999.

          99.2            Amended Credit Agreement (the "Credit Agreement") dated as of May 31,
                          1996, as amended and restated as of July 28, 1999, among the Company, the
                          Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement) and The Chase Manhattan Bank.

          99.3            Press release of the Company dated August 9, 1999.

     * The exhibits and schedules to the Asset Purchase Agreement are not being filed herewith. The Company undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request. Pursuant to Item 601(b)(2) of Regulation S-K, set forth below is a list of the omitted exhibits and schedules.

     Asset Purchase Agreement (Exhibit 2.1 hereto)
     ---------------------------------------------

     Schedule 1.2(d) - Excluded Assets
     Schedule 1.2(f) - Excluded Contracts
     Schedule 2.1(a) - Seller's Account
     Schedule 2.2 - Preliminary Closing Statement
     Schedule 2.3 - Purchase Price Allocation
     Schedule 3.2(c) - Closing Consents
     Schedule 4.1 - Subsidiaries and Predecessors
     Schedule 4.3 - Breaches
     Schedule 4.4 - Owners
     Schedule 4.5 - Litigation
     Schedule 4.7 - Properties
     Schedule 4.8(a) - Financial Statements
     Schedule 4.8 (b) - Material Changes
     Schedule 4.8(d) - Certain Expenses
     Schedule 4.9 - Tangible Assets
     Schedule 4.10(a) - Exhibitor Contracts
     Schedule 4.10(b) - Exhibitor Contract form, rates and deviations
     Schedule 4.10(c) - Past Exhibitor Lists
     Schedule 4.11(a) - Advertiser Contracts

     Schedule 4.11(b) - Advertiser invoice and rates
     Schedule 4.11(d) - Canceled Advertisers
     Schedule 4.12(a) - Material Contracts
     Schedule 4.12(b) - Consents
     Schedule 4.13(a) - Number of Attendees
     Schedule 4.13(b) - Use of Attendee Lists
     Schedule 4.14(a) - Circulation Reports
     Schedule 4.14(c) - Use of Subscriber Lists
     Schedule 4.16 - Trademarks
     Schedule 4.18 - Insurance
     Schedule 4.19 - Related Party Transactions
     Schedule 4.20(a) - Employees
     Schedule 4.20(b) - Agents
     Schedule 4.21 - Plans
     Schedule 4.22(c) - Tax Returns
     Schedule 4.24 - Software

     Exhibit A-1 - One-Year Note
     Exhibit A-2 - Two-Year Note
     Exhibit A-3 - Letter of Credit
     Exhibit B - Bill of Sale and General Assignment
     Exhibit C - Registered Trademark Assignment
     Exhibit D - Registered Copyright Assignment
     Exhibit E - Assignment and Assumption Agreement
     Exhibit F - Form of Consulting Agreement
     Exhibit G - Escrow Agreement

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned authorized officer.


                                    ADVANSTAR, INC.

August 11, 1999
                                    By: /s/ David W. Montgomery
                                       -------------------------------
                                       David W. Montgomery
                                       Vice President-Finance and
                                       Chief Financial Officer

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.                              Description
------------                             -----------

2.1 Asset Purchase Agreement, dated as of July 1, 1999, by and among Advanstar Communications Inc.; Larkin-Pluznick-Larkin, LLC; LPL/Style Group, LLC; Larkin-Pluznick-Larkin Company; the Andrew
              J. Larkin Stock Trust; the David Larkin Stock Trust; the Jonathan Larkin Stock Trust; the Susan J. Larkin Stock Trust; Alan B. Larkin; Andrew J. Larkin; David Larkin; Harold S. Larkin; Jonathan Larkin; Susan J. Larkin; and Selma Pluznick.

99.1          Press release of the Company dated July 12, 1999.

99.2 Amended Credit Agreement (the "Credit Agreement") dated as of May 31, 1996, as amended and restated as of July 28, 1999, among the Company, the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement) and The Chase Manhattan Bank.

99.3          Press release of the Company dated August 9, 1999.